SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 19, 2007

Date of Report

(Date of earliest event reported)

THRESHOLD PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Seaport Boulevard

Redwood City, California 94063

(Address of principal executive offices) (Zip code)

(650) 474-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 below is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On October 19, 2007, Threshold Pharmaceuticals, Inc. received a notice from the Listing Qualifications Department of the Nasdaq Stock Market indicating that the Company does not comply with the $1.00 minimum bid price requirement for continued listing set forth in Marketplace Rule 4450(a)(5). Therefore, in accordance with Marketplace Rule 4450(e)(2), the Company will have 180 days, or until April 16, 2008, to regain compliance. If, at any time before April 16, 2008, the bid price of the Company’s common stock closes at or above $1.00 per share for at least ten consecutive business days, Nasdaq will notify the Company that it has achieved compliance with the $1.00 minimum bid price rule. Nasdaq may, in its sole discretion, require the Company to maintain a closing bid price of at least $1.00 per share for a longer period before determining that the Company has demonstrated the ability to maintain long-term compliance.

If the Company does not regain compliance with the rule by April 16, 2008, Nasdaq will provide written notification that the Company’s common stock will be delisted. At that time, the Company may appeal Nasdaq’s determination to delist its securities to a Listing Qualifications Panel. Alternatively, the Company may consider applying to transfer the listing of its common stock to The Nasdaq Capital Market if it satisfies the requirements for initial inclusion set forth in Marketplace Rule 4310(c), other than the $1.00 minimum bid price requirement of Marketplace Rule 4310(c)(4). If such an application were approved, the Company would be afforded the remainder of a second 180 day compliance period to regain compliance with the $1.00 minimum bid price requirement while its common stock traded on The Nasdaq Capital Market. The Company’s management and Board of Directors are considering alternatives to address this issue.

On October 23, 2007, the Company issued a press release announcing that it had received the notice from Nasdaq. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Michael K. Brawer, M.D., who joined the Company in March 2006 as the Company’s Urology Therapeutic Area Head and became the Company’s Interim Chief Medical Officer in November 2006, will resign from his position from the Company effective November 2, 2007. Dr. Brawer will remain a member of the Company’s Scientific Advisory Board. He will also continue to provide services to the Company as a consultant, but no agreement reflecting this understanding has been finalized.

On October 24, 2007, the Company issued a press release regarding information regarding Dr. Brawer’s resignation as described above. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.

(c) On October 19, 2007, the Company entered into an offer letter (the “Offer Letter”) with John G. Curd, M.D., pursuant to which Dr. Curd accepted the position of President and Chief Medical Officer of the Company. Pursuant to the Offer Letter, Dr. Curd will receive an annual salary of $350,000 and was also granted a stock option to purchase 470,000 shares of the Company’s common stock under the Company’s 2004 Equity Incentive Plan, at an exercise price of $0.64 per share, which was the closing price of the Company’s common stock on the Nasdaq Stock Market on October 22, 2007, the date on which the Board of Directors approved such option. The option will vest with respect to 25% of the shares on the first anniversary of Dr. Curd’s starting date with the Company, and with respect to 1/48th of the shares on each subsequent month. Additionally, Dr. Curd will be eligible to receive an annual performance-based bonus of up to 30% of his base salary. Dr. Curd will also be eligible to receive change of control and severance benefits, which are further described in subsection (e) below and incorporated herein by reference.

The foregoing description of the terms of Dr. Curd’s employment with the Company is qualified in its entirety by reference to the Offer Letter dated October 19, 2007 by and between the Company and Dr. Curd, a copy of which is attached hereto as Exhibit 10.34 to this Current Report on Form 8-K and is incorporated herein by reference.

On October 22, 2007, the Board of Directors of the Company appointed Dr. Curd as the Company’s President and Chief Medical Officer. Dr. Curd, age 61, has previously provided advisory and consulting services to the Company in 2007 relating to results of certain of the Company’s clinical trials. Since December 2001, Dr. Curd served as President and Chief Medical Officer of Novacea, Inc., a biopharmaceutical company. From May 2001 to December 2001, Dr. Curd served as Senior Vice President of Development and Interim President for Vaccines at Maxygen, Inc., a biotechnology company. From June 1999 to May 2001, Dr. Curd served as Executive Vice President at VaxGen, Inc., a vaccine company. From December 1991 to June 1999, Dr. Curd served in various positions at Genentech, Inc., including Vice President of Clinical Development. From 1978 to 1991, Dr. Curd served in various positions at Scripps Clinical and Research Foundation in La Jolla, California, including President of the Medical Staff and Vice Chairman of the Department of Medicine. Dr. Curd holds a B.S. in chemistry from Princeton University and an M.D. from Harvard Medical School.

On October 24, 2007, the Company issued a press release regarding information regarding Dr. Curd’s appointment as described above. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.

(e) On October 19, 2007, the Company entered into a change of control severance agreement with John G. Curd, M.D., the Company’s President and Chief Medical Officer. The change of control severance agreement provides, among other things, that if the officer’s employment is terminated by the Company without cause or is involuntarily terminated, then such officer will be entitled to a severance payment consisting of 12 months base salary as in effect as of the date of termination. If the officer’s employment is terminated without cause or involuntarily terminated within 18 months following a change of control, then such officer will be entitled to the following severance benefits: 12 months base salary and any applicable allowances in effect as of the date of termination or, if greater, as in effect in the year in which the change of control occurs, immediate acceleration and vesting of all stock options or other awards granted prior to the change of control, the termination of the Company’s right to repurchase shares of restricted stock purchased prior to the change of control, extension of the exercise period for stock options or other awards granted prior to the change of control to two years following the date of termination and up to 12 months of health benefits.

The foregoing description of the terms of Dr. Curd’s change of control severance agreement is qualified in its entirety by reference to the change of control severance agreement by and between the Company and Dr. Curd, a copy of which is attached hereto as Exhibit 10.35 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.34	Offer Letter dated October 19, 2007 by and between Threshold Pharmaceuticals, Inc. and John G. Curd, M.D.

10.35	Change of Control Severance Agreement dated October 19, 2007 by and between Threshold Pharmaceuticals, Inc. and John G. Curd, M.D.

99.1	Press Release of Threshold Pharmaceuticals, Inc. dated October 23, 2007.

99.2	Press Release of Threshold Pharmaceuticals, Inc. dated October 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Threshold Pharmaceuticals, Inc.

Date: October 25, 2007	By:	/s/ Cathleen P. Davis
Cathleen P. Davis
Vice President, Finance and Controller

EXHIBIT INDEX

Exhibit No.	Description
10.34	Offer Letter dated October 19, 2007 by and between Threshold Pharmaceuticals, Inc. and John G. Curd, M.D.

10.35	Change of Control Severance Agreement dated October 19, 2007 by and between Threshold Pharmaceuticals, Inc. and John G. Curd, M.D.

99.1	Press Release of Threshold Pharmaceuticals, Inc. dated October 23, 2007.

99.2	Press Release of Threshold Pharmaceuticals, Inc. dated October 24, 2007.